UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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ALTABANCORP

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ALTABANCORPTM COMMENTS ON GUNTHER FAMILY 13D GROUP STATEMENTS

AMERICAN FORK, UTAH, March 16, 2021 – AltabancorpTM (Nasdaq: ALTA) (the “Company” or “ALTA”), the parent company of AltabankTM, issued the following statement in response to the proxy materials filed by the designated representatives of the Section 13D group consisting of various Gunther family members and their entities (“Gunther Family 13D Group”) on March 15, 2021.

“Our Board of Directors and executive management team believe in enhancing value for all of our stakeholders, including associates, clients, communities, regulators, and shareholders. Importantly, we respect the views of all of our investors, including the Gunther Family, and expect constructive input from them that will help us realize this objective,” said Richard Beard, Chairperson of AltabancorpTM. “We are confident that we have the right Board and leadership in place to continue to take actions that will position the Company to be the best place to bank, work, and invest.”

“We have taken decisive actions over the last three years to put AltabancorpTM on a firm course for success and to continue to generate value for all our stakeholders,” said Len Williams, President and Chief Executive Officer.  “We have significantly increased our commercial, retail, and mortgage banking capabilities by providing opportunities for growth among our existing exceptional team and by attracting high performing outside talent.  We have significantly invested in new information technology to allow us to scale our business both through organic growth and potential acquisitions.”

Mr. Williams continued, “In addition, we continue to proactively manage credit and loan concentration risk to ensure the organization has the capacity and ability to safely grow our balance sheet, while continuing to generate above market returns as highlighted by our fourth quarter and year-end 2020 financial results:

•	Total assets grew $960 million, or 40%, year-over-year to $3.37 billion;
•	Total deposits grew $860 million, or 42%, year-over-year to $2.92 billion;
•	Net loans grew $14.6 million, or 0.9%, to $1.70 billion, even as total loan volume was $1.4 billion for all of 2020;
•	Cash and liquid investment securities grew $942 million, or 152%, to $1.56 billion, or 46% of total assets;
•	Tangible equity plus allowance for credit losses totaled $384 million, or 23% of total loans held for investment;
•	Tangible book value per share increased $2.12, or 13.2%, to $18.21; and
•	Return on average assets was 1.52% and return on average equity was 12.44%.

Even as we have focused on credit and concentration risks, we have been able to generate over $1.4 billion in loan originations for each of the last three years. We believe our combination of a fortress balance sheet and above peer returns places us in a unique position to maintain our high-touch banking platform to service clients’ needs and to continue to create value for all stakeholders.”

Keefe, Bruyette & Woods, a Stifel Company, is acting as financial advisor to the Company. Jones Day is the legal advisor to the Company.

About AltabancorpTM

AltabancorpTM (Nasdaq: ALTA) is the bank holding company for AltabankTM, a full-service bank, providing loans, deposit and cash management services to businesses and individuals through 25 branch locations from Preston, Idaho to St. George, Utah. AltabankTM is the largest community bank in Utah with total assets of $3.4 billion. Our clients have direct access to bankers and decision-makers, who work with clients to understand their specific needs and offer customized financial solutions. AltabankTM has been serving communities in Utah and southern Idaho for more than 100 years.  More information about AltabankTM is available at www.altabank.com.  More information about AltabancorpTM is available at www.altabancorp.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements that are based on management's current expectations regarding the Company’s financial performance.    Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, the duration and impact of the COVID-19 pandemic, natural disasters, general economic conditions, economic uncertainty in the United States, changes in interest rates, deposit flows, real estate values, costs or effects of acquisitions, competition, changes in accounting principles, policies or guidelines, legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors (including external fraud and cybersecurity threats) affecting the Company's operations, pricing, products and services. These and other important factors are detailed in the Company’s Form 10-K, Form 10-Qs, and various other securities law filings made periodically by the Company, copies of which are available from the Company’s website.  The Company undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law.

Additional Information and Where to Find It

The Company expects to file a proxy statement and associated WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting.  Details concerning the nominees of the Company’s Board of Directors for election at the 2021 Annual Meeting will be included in the proxy statement to be filed by the Company with the SEC in connection with the solicitation of proxies for the Company’s 2021 Annual Meeting.  This communication is not a substitute for the proxy statement or for any other document that the Company may file with the SEC and send to the Company’s stockholders. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the proxy statement (when available) and other documents filed with the SEC by the Company through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://www.altabancorp.com/sec or by contacting the Company by mail at Attn: Corporate Secretary, 1 East Main Street, American Fork, Utah 84003.

Participants in the Solicitation

The Company and certain of its directors, certain of its executive officers and other members of management and employees may be considered participants in the solicitation of proxies for the Company’s 2021 Annual Meeting under the rules of the SEC. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K for the year ended December 31, 2020, which was filed with the SEC on March 15, 2021, and its proxy statement for its 2020 annual meeting of stockholders, which was filed with the SEC on April 17, 2020. To the extent holdings of such participants in the Company’s securities are not reported, or have changed since the amounts described, in the Company’s proxy statement for its 2020 annual meeting of stockholders, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC.  These documents can be obtained free of charge from the source indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the Company’s 2021 Annual Meeting will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Investor Relations Contact

Mark K. Olson

Executive Vice President and Chief Financial Officer

AltabancorpTM

1 East Main Street

American Fork UT 84003

investorrelations@altabancorp.com

Phone: 801-642-3998